UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2020
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center,	Detroit,	Michigan	48265	-3000
(Address of principal executive offices)			(Zip Code)

(313) 667-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated With Exit or Disposal Activities.

On February 13, 2020, General Motors Company (the “Company”) approved a plan to wind-down its sales, design, and engineering operations in Australia and New Zealand and cease sales of Holden vehicles no later than 2021. The Company will make provisions to continue providing servicing and spare parts to customers for an extended period of time, as well as certain other customer-related services. On this date, the Company approved the execution of a binding term sheet with Great Wall Motors to sell its vehicle manufacturing facility in Thailand and similarly approved a plan to wind-down the balance of its operations there by the end of 2020. These actions were taken to strengthen the Company’s core business and focus investment on other opportunities that will derive the greatest returns for shareholders and support investment in future technologies.

As a result of these actions, the Company expects to incur net cash charges of approximately $0.3 billion, which reflects the impact of the expected proceeds of $0.1 billion from the sale of the Company’s manufacturing facility in Thailand. The Company expects to record total cash and non-cash charges in connection with these actions of up to $1.1 billion, primarily in the first quarter and continuing through the fourth quarter of 2020. These special charges consist of up to $0.6 billion for non-cash charges associated with asset impairments covering deferred tax assets, intangibles, and inventory and the recognition of accumulated foreign currency losses; up to $0.5 billion of cash charges for contract termination and other similar exit costs, including dealer restructuring costs, supplier and lease termination costs, sponsorship costs, and costs related to the resolution of existing and anticipated future legal claims; and insignificant one-time employee-related costs. These charges will be considered special for EBIT-adjusted, EPS-diluted-adjusted, and Adjusted automotive free cash flow reporting purposes.

FORWARD-LOOKING STATEMENTS:

This current report on Form 8-K and related comments by our management contains forward-looking statements that represent our current judgment about possible future events. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. A list and description of these factors can be found in our Annual Report on Form 10-K and our subsequent filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ CHRISTOPHER T. HATTO
Date: February 18, 2020		Christopher T. Hatto, Vice President, Global Business Solutions and Chief Accounting Officer